EX-28.d.3.s.i

EXHIBIT A

SUBADVISORY AGREEMENT

AMONG

NATIONWIDE VARIABLE INSURANCE TRUST,

NATIONWIDE FUND ADVISORS

AND LOOMIS, SAYLES & COMPANY, L.P.

Effective June 30, 2021

As amended April 14, 2025*

Funds of the Trust	Subadvisory Fees
NVIT Loomis Short Term Bond Fund (formerly, NVIT Short Term Bond Fund)	0.08% on all Aggregate Subadviser Assets†

NVIT Loomis Core Bond Fund (formerly, NVIT Core Bond Fund)

0.15% on Aggregate Subadviser Assets up to $200 million; ††

0.10% on Aggregate Subadviser Assets of $200 million and more but less than $500 million; ††

0.08% on Aggregate Subadviser Assets of $500 million and more but less than $3 billion; and††

0.065% on Aggregate Subadviser Assets of $3 billion and more††

NVIT Loomis Short Term High Yield Fund (formerly, NVIT Federated High Income Bond Fund)	0.29% on all Subadviser Assets

†

The term “Aggregate Subadviser Assets” shall mean the aggregate amount resulting from the combination of Subadviser Assets of the NVIT Loomis Short Term Bond Fund (formerly, NVIT Short Term Bond Fund) together with the Subadviser Assets (as defined in a Subadvisory Agreement among Nationwide Mutual Funds, Nationwide Fund Advisors and Loomis, Sayles & Company, L.P., dated November 13, 2017, as amended) of the Nationwide Loomis Short Term Bond Fund, a series of Nationwide Mutual Funds.

††

The term “Aggregate Subadviser Assets” shall mean the aggregate amount resulting from the combination of Subadviser Assets of the NVIT Loomis Core Bond Fund (formerly, NVIT Core Bond Fund) together with the Subadviser Assets (as defined in a Subadvisory Agreement among Nationwide Mutual Funds, Nationwide Fund Advisors and Loomis, Sayles & Company, L.P., dated November 13, 2017, as amended) of the Nationwide Loomis Core Bond Fund, a series of Nationwide Mutual Funds.

*	As approved at the Board of Trustees Meeting held on March 11-12, 2025.

IN WITNESS WHEREOF, the parties hereto have executed this Exhibit A on the effective date set forth above.

TRUST
NATIONWIDE VARIABLE INSURANCE TRUST

By:	/s/ Christopher Graham
Name: Christopher Graham
Title: VP, Chief Investment Officer

ADVISER
NATIONWIDE FUND ADVISORS

By:	/s/ Christopher Graham
Name: Christopher Graham
Title: VP, Chief Investment Officer

SUBADVISER
LOOMIS, SAYLES & COMPANY, L.P.

By:	/s/ Lori A. Sanderson
Name: Lori A. Sanderson
Title: Authorized Signatory